Exhibit 99.1

Orient Paper, Inc. Approved to List on NYSE AMEX and to Begin Trading on Thursday, December 17, 2009

BAODING, China, Dec. 16 /PRNewswire-Asia-FirstCall/ -- Orient Paper, Inc. (OTC Bulletin Board: ORPN) ("Orient Paper" or the "Company"), which controls and operates Hebei Baoding Orient Paper Milling Co., Ltd. ("HBOP"), a leading manufacturer and distributor of diversified paper products in Hebei, China, today announced that it has received authorization to list its common stock on the NYSE AMEX market.

The Company expects to begin trading on NYSE AMEX, a subsidiary of NYSE Euronext market on Thursday, December 17, 2009 under the ticker "ONP," until which time its common stock will continue to trade on the Over the Counter Bulletin Board under the symbol "ORPN."

"We are excited to report that our application to list on NYSE AMEX has been approved," said Mr. Zhenyong Liu, chairman and CEO of Orient Paper. "This is a major milestone for Orient Paper in our plan to expand our product awareness in China. The NYSE AMEX's approval will also strengthen our image in China's paper industry in terms of reliability and credibility among customers. We are honored to join the NYSE AMEX group of companies and believe we will attract additional interest from the investment community and further enhance our corporate image and visibility in the US capital markets."

About Orient Paper, Inc.

Orient Paper, Inc., through its wholly owned subsidiaries, Shengde Holdings, Inc. and Baoding Shengde Paper Co., Ltd., controls and operates Hebei Baoding Orient Paper Milling Co., Ltd. ("HBOP"). Founded in 1996, HBOP is engaged in the production and distribution of products such as corrugating medium paper, offset printing paper, writing paper, and other paper and packaging-related products in China. The Company uses recycled paper as its primary raw material. As one of the largest paper producers in Hebei Province, China, the Company is strategically located in Baoding, a city in close proximity to Beijing where the majority of publishing houses are based. Orient Paper is led by an experienced management team committed to diversifying the Company's product offering and delivering tailored services to its customers. For more information, please visit http://www.orientalpapercorporation.com .

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the ability of the company to finalize the asset purchase agreement and generate revenue and net income projected by management; the actions and initiatives of current and potential competitors; the Company's ability to introduce new products; market acceptance of new products; general economic and business conditions; the ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

For more information, please contact:

CCG Investor Relations
Mr. Crocker Coulson, President
Phone:	+1-646-213-1915 (New York)
Email:	crocker.coulson@ccgir.com
Website: http://www.ccgirasia.com

Orient Paper, Inc.
Winston Yen, CFO
Phone: +1-562-818-3817 (Los Angeles)
Email: info@orientalpapercorporation.com

SOURCE Orient Paper, Inc.